Exhibit 5.1

                             THE SOURLIS LAW FIRM
                      Securities and Corporate Attorneys

Virginia K. Sourlis, Esq., MBA*		The Galleria
Philip Magri, Esq.+			2 Bridge Avenue
Joseph M. Patricola, Esq.*+ #		Red Bank, New Jersey 07701
					(732) 530-9007  Fax (732) 530-9008
					www.SourlisLaw.com
* Licensed in NJ			Virginia@SourlisLaw.com
+ Licensed in NY
# Licensed in DC

                     ________________________________________


October 30, 2009

Casino Players, Inc.
2400 N Commerce Parkway, Suite 105
Weston, Florida 33326

Re:	Casino Players, Inc.
 	Registration Statement on Form S-8
 	2009 Incentive Compensation Plan
 	2,900,000 Shares of Common Stock

Gentlemen:

We have acted as securities counsel for Casino Players, Inc., Nevada corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to common stock to be issued pursuant to the 2009 Incentive Compensation Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

We are familiar with the proceedings to date with respect to the proposed Plan and the issuance of common stock pursuant thereto, and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion. In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

On the basis of the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized and existing under the laws of the State of Nevada.

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2.	The Plan has been duly and validly authorized and adopted, and the shares of common stock of the Company (the "Shares") that may be issued and sold from time to time in accordance with the Plan has been duly authorized for issuance and will, when issued in accordance with the Plan, be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and the corporate laws of the State of New Nevada, and we are not expressing any opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

					Very truly y ours,

					The Sourlis Law Firm

					/s/ VIRGINIA K. SOURLIS, ESQ.

					Virginia K. Sourlis, Esq.

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